Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com
news release

FOR MORE INFORMATION, CONTACT:

Regina Nethery
Humana Investor Relations
502-580-3644
RNethery@humana.com

Mitch Lubitz
Humana Corporate Communications
813-287-6180
MLubitz@humana.com

Michael Earley, CEO
Metropolitan Health Networks
561-805-8500
MEarley@metcare.com

Al Palombo
Cameron Associates Investor Relations
212-554-5488
Al@cameronassoc.com

Humana Completes Acquisition of Metcare Health Plans, Inc.

LOUISVILLE, Ky. — September 2, 2008 — Humana Inc. (NYSE: HUM) today announced it has completed the purchase of Metcare Health Plans, Inc. (“MHP”), a wholly owned subsidiary of Metropolitan Health Networks, Inc. (“Metropolitan”) (AMEX: MDF) - based in West Palm Beach, Florida - for approximately $14 million. The transaction has received regulatory approvals from the Florida Office of Insurance Regulation and the Centers for Medicare and Medicaid Services.

AdvantageCare, the Medicare Advantage health plan offered by MHP, provides Medicare beneficiaries with access to comprehensive health care coverage in Florida. The acquisition increases Humana’s Medicare Advantage membership by approximately 7,300 members in the following 13 Florida counties: Charlotte, Collier, Glades, Lake, Lee, Manatee, Marion, Martin, Okeechobee, Polk, Sarasota, St. Lucie and Sumter.

Concurrent with the sale, Metropolitan, through its core Provider Service Network (PSN) business, Metcare of Florida, Inc., has entered into a provider-risk agreement with Humana in the 13 counties listed above to provide care for AdvantageCare customers as well as future Humana customers in these counties. In addition, Metropolitan has expanded its provider relationship with CarePlus - Humana’s wholly owned Medicare Advantage health plan - to include these 13 counties.

Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com
news release

This transaction is anticipated to increase Humana’s 2008 premium revenues by approximately $27 million and is not expected to have any effect upon Humana’s full-year 2008 earnings guidance of $4.30 to $4.40 per share.

Cautionary Statement

This news release contains statements and earnings guidance points that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the companies’ Form 10-Ks for the year ended December 31, 2007, their Form 10-Qs for the periods ended March 31, 2008 and June 30, 2008, and Form 8-Ks filed during 2008 with the Securities and Exchange Commission.

About Metropolitan

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other residents in South and Central Florida. To learn more about Metropolitan Health Networks, Inc., please visit its website at www.metcare.com.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 11.5 million medical members. Humana is a full-service benefits solutions company, offering a wide array of health and supplemental benefit plans for employer groups, government programs and individuals.

Over its 47-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com
news release

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information.